EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

Ashford GROUP OF cOMPANIES TAKES ACTION to MEET Changed
Paycheck Protection Program eligibility guidelines

SBA Places Unacceptable Risk on Damaged U.S. Companies Through

Continuously Evolving Regulations and Conflicting Guidance Documents

DALLAS, May 2, 2020 – The Ashford Group of Companies announced today that all of its companies, including Ashford Inc. (NYSE American: AINC), Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust”), and Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar”), will return all funds provided by the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”) due to the agency’s recently changed rules and inconsistent federal guidance that put the companies at compliance risk.

Federal Government assistance is required to repair the most significant damage in history to U.S. hotels and hospitality businesses caused by government-ordered shutdowns and restrictions on travel and public gatherings. Industry-wide revenue is down approximately 80-90% as a result of the government orders, resulting in the immediate loss of 3.9 million jobs, according to the American Hotel & Lodging Association.

Some media and members of Congress have falsely implied that Ashford accessed “loopholes” in the CARES Act to qualify for the PPP funds. In fact, Congress designed the PPP to specifically allow companies that own multiple hotel properties to obtain separate loans for each property as a means to prevent the economic collapse of the hospitality industry that is now occurring.

This is why Congress wrote the CARES Act to waive the SBA’s standard affiliation rules for hotels and restaurants, as follows:

[A]ny business concern that employs not more than 500 employees per physical location of the business concern and that is assigned a North American Industry Classification System code beginning with 72 at the time of disbursal shall be eligible to receive a covered loan.

This specific provision of the law was referenced in the SBA’s Paycheck Protection Program Frequently Asked Questions (“FAQ”) published on April 13, 2020:

Question 24: How do the $10 million cap and affiliation rules work for hotels and restaurants (and any business assigned a North American Industry Classification System (NAICS) code beginning with 72)?

Answer: Under the CARES Act, any single business entity that is assigned a NAICS code beginning with 72 (including hotels and restaurants) and that employs not more than 500 employees per physical location is eligible to receive a PPP loan.

Ashford relied on the statute as passed by Congress and the guidance provided by the SBA to apply for PPP loans in good faith. Ashford also relied on the SBA’s view that its affiliation rules do not apply to any business entity that is assigned a NAICS code beginning with 72 and that employs not more than a total of 500 employees. Under these rules, qualified hotels and restaurants that are owned by a parent business are permitted to apply for separate PPP loans, provided that each property maintains a unique EIN. The $10 million maximum loan amount under the PPP applies to every eligible business entity.

Ashford applied for PPP loans for each qualified hotel property in full compliance with this guidance, and in the belief it was our obligation to protect our employees, vendors, communities, lenders and shareholders from unfair economic damage.

Since we submitted our loan applications, the rules have changed almost daily. In fact, the SBA has issued numerous Interim Final Rules and at least 12 separate FAQs. For example, the SBA added the following new guidance relating to public companies on April 23, 2020 (weeks after we submitted our PPP applications):

31. Question: Do businesses owned by large companies with adequate sources of liquidity to support the business’s ongoing operations qualify for a PPP loan?

Answer: In addition…borrowers should review carefully the required certification that “[c]urrent economic uncertainty makes this loan request necessary to support the ongoing operations of the Applicant.” Borrowers must make this certification in good faith, taking into account their current business activity and their ability to access other sources of liquidity sufficient to support their ongoing operations in a manner that is not significantly detrimental to the business. For example, it is unlikely that a public company with substantial market value and access to capital markets will be able to make the required certification in good faith, and such a company should be prepared to demonstrate to SBA, upon request, the basis for its certification.

Ashford companies do not have “substantial market value” compared to the majority of other publicly-traded companies or even Ashford’s own market values before the government shutdown actions. We also now have limited access to the capital markets across our companies.

More recently, the SBA issued a Fifth Interim Final Rule on April 30, 2020, with the following addition:

1. Can a single corporate group receive unlimited PPP loans?

No. To preserve the limited resources available to the PPP program, and in light of the previous lapse of PPP appropriations and the high demand for PPP loans, businesses that are part of a single corporate group shall in no event receive more than $20,000,000 of PPP loans in the aggregate. For purposes of this limit, businesses are part of a single corporate group if they are majority owned, directly or indirectly, by a common parent. This limitation shall be immediately effective with respect to any loan that has not yet been fully disbursed as of April 30, 2020. Businesses are subject to this limitation even if the businesses are eligible for the waiver of affiliation provision under the CARES Act or are otherwise not considered to be affiliates under SBA’s affiliation rules.

While we believed then and continue to believe today that we qualify for PPP loans based on the legislation and rule-making in place at the time our applications were submitted, continuous SBA rule changes and evolving opinions by Administration officials have led us to conclude that we may no longer qualify. As a result, the Ashford Group of Companies will return all PPP funds on or before May 7, 2020, in accordance with SBA’s previously announced safe harbor.

Ashford management had no intention of crowding out any business from gaining equal access to the PPP funds, and could not have known that congressional appropriations for the program would be insufficient to cover the needs of all other businesses in the nation that have suffered similar harm. Congress and the Administration should have known but chose to restrict funding when the CARES Act was passed on March 27, only to provide additional funding later. In fact, Congress did not make any changes to the rules under which Ashford had already applied for and received funds when it passed its second version of the CARES Act nearly a month later on April 23. In the face of continuing confusion, the need for immediate government action to fix the PPP program and repair economic damage is acute and growing.

“The hotel industry has been devastated by the COVID-19 pandemic and resulting National Emergency,” commented Monty J. Bennett, Ashford Inc.’s Chairman and Chief Executive Officer and the Chairman of the Board of Ashford Trust and Braemar. “Hotel industry executives met with the Administration at the White House on March 17, 2020 to plead for help for our industry. We are disappointed that, in an abundance of caution to avoid any risk of non-compliance with the changed PPP rules, our actions mean that our employees, vendors, communities and others in need will not benefit from the PPP as Congress intended. We call on Congress, the Treasury Department and the Federal Reserve to provide assistance to the hotel industry to protect jobs and asset values that have been severely impaired as a result of the pandemic and the government’s actions that have followed.”

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Ashford Inc. provides global asset management, investment management and related services to the real estate and hospitality sectors.

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about Ashford’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the registrant’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of the novel strain of coronavirus (COVID-19) on our business; the ability of Ashford Trust to meet the NYSE continued listing standards; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; general volatility of the capital markets and the market price of our common stock and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the registrant’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.